Investor Relations and Media Contact:
Tom Decker
(847) 653-7399

Taylor Capital Reports Net Income of
$16.7 Million for the Third Quarter of 2012

Net income up 18% driven primarily by strong mortgage results

CHICAGO, IL - October 17, 2012 - Taylor Capital Group, Inc. (the “Company”) (NASDAQ: TAYC), the parent company of Cole Taylor Bank (the “Bank”), today reported results for the third quarter of 2012.

Net income for the third quarter of 2012 was $16.7 million, compared to $14.2 million for the second quarter of 2012. Net income applicable to common stockholders was $15.0 million, or $0.49 per diluted share, for the third quarter of 2012, compared to $12.5 million, or $0.41 per diluted share, for the second quarter of 2012. Net income included a $3.7 million pre-tax expense for the early extinguishment of debt costs related to prepaying our $60.0 million of 10% subordinated notes.

Net income for the nine months ended September 30, 2012 was $40.4 million, compared to $8.8 million for the nine months ended September 30, 2011. Net income applicable to common stockholders was $35.2 million, or $1.15 per diluted share, for the nine months ended September 30, 2012, compared to $1.4 million, or $0.07 per diluted share, for the nine months ended September 30, 2011.

“Third quarter pre-tax, pre-provision operating earnings reached a record $32.8 million resulting from another tremendous effort put forth by all facets of our company,” said Mark A. Hoppe, President and Chief Executive Officer of Taylor Capital Group. “These results reflect the ongoing success of our decisions to diversify revenue and to strengthen our core lines of business. Cole Taylor Mortgage, our mortgage division, continues to be a strong driver of our results and is capitalizing on this low interest rate environment with record revenue. Cole Taylor Business Capital, our asset based lending division, hit an important milestone in the quarter reaching $1.0 billion in loan commitments. Commercial and industrial loans outstanding grew nearly 4% in the quarter as we attracted a number of new customers and our clients' increased utilization of their working capital loans. We are pleased that our recent initiatives to enter the equipment financing business, to expand our activities in southeast Wisconsin and to grow our mortgage origination volume through additional retail offices are showing positive results.”

Hoppe added, “From a funding and liquidity perspective there were also improvements as core deposits increased over 18% during the quarter, and the Bank prepaid its $60.0 million of 10% subordinated notes. Going forward, both of these developments will improve the bottom line. At the same time, we have not lost focus on our goal of improving asset quality as nonperforming loans to total loans declined and our allowance for loan losses to nonperforming loans is over 128%. Overall, we are well positioned to increase stockholder value by continuing to deliver on our strategic objectives of income diversification, disciplined growth and strengthened asset quality.”

THIRD QUARTER 2012 HIGHLIGHTS

Reported earnings per diluted share of $0.49 in the third quarter of 2012, up from $0.41 per diluted share in the second quarter of 2012

•	Revenue(1) increased to a record $84.4 million for the third quarter of 2012, up $19.2 million or 29.4% from the second quarter of 2012

•	Net interest margin on a tax equivalent basis declined by two basis points to 3.21% for the third quarter of 2012 from 3.23% for the second quarter of 2012

•	Mortgage banking revenue increased to $40.7 million, up $17.7 million or 77.0% over the second quarter of 2012

•	Commercial and industrial loans grew $54.9 million or 3.7% from the second quarter of 2012

•
$60.0 million of 10% subordinated notes originally due in 2016 was prepaid which resulted in a non-recurring, non-cash charge of $3.7 million associated with the unamortized discount and original issuance costs

•	Period end core deposits (excluding time and brokered deposits) grew by $380.9 million in the third quarter of 2012 to $2.44 billion

•	The Company's Tier I Risk Based Capital ratio was 12.29%, while its Total Risk Based Capital ratio was 14.41% and its Tier I Capital to Average Assets leverage ratio was 9.43% as of September 30, 2012

Credit quality indicators continued to improve, including a 16.2% reduction in nonperforming loans compared to the second quarter

•	Nonperforming loans were $62.1 million and 1.77% of total loans at September 30, 2012, down from $74.1 million and 2.29% of total loans at June 30, 2012

•	At September 30, 2012, commercial criticized and classified loans(2) totaled $114.7 million, down from $139.9 million at June 30, 2012

•	The allowance for loan losses as a percent of nonperforming loans was 128.30% at September 30, 2012, compared to 117.39% at June 30, 2012

•	Credit costs(3), however, were $1.5 million for the third quarter of 2012, up from $928,000 for the second quarter of 2012

THIRD QUARTER 2012 PERFORMANCE OVERVIEW

Results of Operations

Net income for the third quarter of 2012 was $16.7 million, compared to net income of $14.2 million for the second quarter of 2012. Net income applicable to common stockholders was $15.0 million, or $0.49 per diluted share, for the third quarter of 2012, compared to net income applicable to common stockholders of $12.5 million, or $0.41 per diluted share, for the second quarter of 2012.

Income before income taxes was $27.6 million for the third quarter of 2012, compared to income before income taxes of $24.2 million for the second quarter of 2012, an increase of 14.3%. The improvement from the second quarter of 2012 primarily was led by increased mortgage banking revenue, partially offset by an increase in performance-based incentive compensation expense. The third quarter of 2012 also included $3.7 million of early extinguishment of debt costs, compared to $3.0 million of such costs in the second quarter. The prepayment of the Bank's $60 million subordinated notes originally due in 2016, which resulted in the early extinguishment of debt costs this quarter, was completed as part of an ongoing effort to lower overall funding costs.

Pre-tax, Pre-provision Operating Earnings(4)

Pre-tax, pre-provision operating earnings totaled $32.8 million for the third quarter of 2012, compared to $25.1 million for the second quarter of 2012, a 30.7% increase.

Revenue

Revenue totaled $84.4 million for the third quarter of 2012, compared to $65.2 million for the second quarter of 2012, a 29.4% increase primarily due to a $17.7 million increase in mortgage banking revenue.

Net interest income was $37.2 million for the third quarter of 2012, compared to $36.4 million for the second quarter of 2012. The tax equivalent net interest margin was down two basis points, from 3.23% for the second quarter of 2012 to 3.21% for the third quarter of 2012, primarily as a result of lower yields on commercial loans.

Noninterest income, excluding investment security gains and losses, was $47.3 million for the third quarter of 2012, compared to $28.9 million for the second quarter of 2012. The increase was primarily due to a $17.7 million increase in mortgage banking revenue. The increase in mortgage banking revenue, from $23.0 million in the second quarter of 2012 to $40.7 million in the third quarter of 2012, was primarily a result of increased margins on mortgage originations and sales in the secondary market and a 44.3% increase in mortgage originations in the third quarter. Mortgage originations were $1.38 billion in the third quarter of 2012, up from $960.1 million in the second quarter of 2012.

Noninterest Expense

Noninterest expense, excluding nonperforming asset expense and early extinguishment of debt expense, was $51.6 million for the third quarter of 2012, compared to $40.2 million for the second quarter of 2012. The increase was primarily the result of an increase in performance-based incentive compensation expense and salary costs related to additional headcount primarily at Cole Taylor Mortgage.

Credit Quality

Loan Portfolio Performance and Credit Quality

Credit quality continued its steady pace of improvement in the third quarter. Total commercial criticized and classified loans declined $25.2 million to $114.7 million at September 30, 2012, compared to $139.9 million at June 30, 2012.

Nonperforming loans declined to $62.1 million at September 30, 2012, compared to $74.1 million at June 30, 2012, primarily due to charge-offs, other resolutions and a low rate of loans migrating to nonperforming status.

Other real estate owned (“OREO”) and repossessed assets decreased by $3.7 million to $28.9 million at September 30, 2012, compared to $32.6 million at June 30, 2012, primarily due to sales.

Nonperforming assets were $91.0 million at September 30, 2012, compared to $106.7 million at June 30, 2012. Nonperforming assets to total assets were 1.77% at September 30, 2012, compared to 2.22% at June 30, 2012.

Allowance and Provision for Loan Losses

The allowance for loan losses was $79.7 million at September 30, 2012, down from $87.0 million at June 30, 2012, as credit quality trends continued to improve, demonstrated by declines in nonperforming loans and commercial criticized and classified loans. The decline in the allowance for loan losses resulted primarily from charge-offs of loans. The allowance for loan losses as a percent of nonperforming loans was 128.30% at September 30, 2012, compared to 117.39% at June 30, 2012. The provision for loan losses was $900,000 for the third quarter of 2012, compared to $100,000 for the second quarter of 2012.

Balance Sheet

Assets

Total assets at September 30, 2012 were $5.14 billion, compared to $4.80 billion at June 30, 2012.

Cash and cash equivalents increased $53.6 million in the third quarter to $159.0 million as of September 30, 2012, primarily due to an inflow of retail customer deposits at quarter end.

Investment securities were $1.21 billion at September 30, 2012, compared to $1.24 billion at June 30, 2012.

Net loans at September 30, 2012, excluding loans held for sale, were $3.01 billion, compared to $2.89 billion at June 30, 2012. Commercial and Industrial loans plus commercial owner-occupied were $1.98 billion at September 30, 2012, compared to $1.91 billion at June 30, 2012. The increase of $63.0 million was primarily due to new customers and our clients' increased utilization of their working capital loans. Consumer-oriented loans were $415.3 million at September 30, 2012, up from $379.2 million at June 30, 2012. This increase was primarily the result of certain mortgages originated by Cole Taylor Mortgage being retained.

Loans held for sale were $422.6 million at September 30, 2012, compared to $255.7 million at June 30, 2012. The increase in loans held for sale is a result of continued growth in mortgage originations in the third quarter of 2012 and the timing of loan sales.

Mortgage servicing rights increased $18.4 million in the third quarter to $53.2 million as of September 30, 2012, primarily due to an increase in the unpaid principal balance of loans serviced to $6.24 billion as of September 30, 2012.

Other assets increased $24.1 million in the third quarter to $186.8 million as of September 30, 2012, primarily due to an increase in fair value of mortgage derivatives.

Liabilities and Stockholders' Equity

Total liabilities at September 30, 2012 were $4.69 billion, as compared to $4.36 billion at June 30, 2012.

Total deposits were $3.56 billion at September 30, 2012, compared to $3.18 billion at June 30, 2012. The increase was primarily due to an increase in noninterest-bearing deposits associated with on-going deposit raising efforts.

Average total deposits for the third quarter of 2012 increased by $122.0 million compared to the second quarter of 2012, primarily due to an increase in noninterest-bearing deposits. Average deposits, excluding time and brokered deposits, grew by $192.1 million or 9.6% from the second quarter of 2012.

Borrowings decreased $87.5 million in the third quarter to $1.01 billion as of September 30, 2012, primarily due to the early prepayment of the $60.0 million of 10% subordinated notes.

Total stockholders' equity increased from $436.4 million at June 30, 2012 to $447.6 million at September 30, 2012, primarily due to an increase in net income available to common stockholders in the third quarter of 2012 and an increase in other comprehensive income due to unrealized gains on available-for-sale securities, partially offset by the repurchase of certain outstanding warrants previously held by the US Treasury.

Capital

At September 30, 2012, the Company's Tier I Risk Based Capital ratio was 12.29%, while its Total Risk Based Capital ratio was 14.41% and its Tier I Capital to Average Assets leverage ratio was 9.43%.

Each of these Company ratios exceeded the regulatory requirements for well-capitalized banks of 6.00% for the Tier I Risk Based Capital ratio, 10.00% for the Total Risk Based Capital ratio and 5.00% for the Tier I Capital to Average Assets leverage ratio.

Conference Call and Slide Presentation

A conference call hosted by Taylor Capital Group President & CEO Mark A. Hoppe will be held on Wednesday, October 17, 2012 at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). Investors, news media and others may access the call by telephone at 877-883-0383 (toll-free) or 412-902-6506 and entering the code 7826140. Participants are encouraged to dial into the call approximately 10 minutes prior to the start time.

This call is being webcast and can be accessed via a live Internet audio broadcast at Taylor Capital Group's website at www.taylorcapitalgroup.com.

Taylor Capital Group will post presentation slides on its website to be addressed by management during the call. The slides will be available for download on the Company's Investor Relations web page at www.taylorcapitalgroup.com.

A replay of the conference call will be made available after approximately 1:00 p.m. Central Time (2:00 p.m. Eastern Time) on October 17, 2012 through November 16, 2012, and the instructions for accessing the replay will be available on the Company's website during that period.

Accompanying Financial Statements and Tables
This press release is accompanied by the following unaudited financial information:

•	Condensed Consolidated Balance Sheets

•	Consolidated Statements of Income

•	Summary of Key Quarterly Financial Data

•	Summary of Key Year-to-Date Financial Data

•	Summary of Key Period-End Financial Data

•	Composition of Loan Portfolio

•	Credit Quality

•	Loan Portfolio Aging

•	Funding Liabilities

•	Reconciliation of U.S. GAAP Financial Measures

About Taylor Capital Group, Inc. (NASDAQ: TAYC)
Taylor Capital Group, Inc. is the holding company of Cole Taylor Bank, a commercial bank headquartered in Chicago with assets of $5.1 billion as of September 30, 2012. Cole Taylor specializes in serving the banking needs of closely held businesses and the people who own and manage them. Through its national businesses, Cole Taylor Business Capital, Cole Taylor Equipment Finance and Cole Taylor Mortgage, the Bank also provides asset based lending, commercial equipment leasing and residential mortgage lending through a growing network of offices throughout the United States. Cole Taylor is a member of the FDIC and is an Equal Housing Lender.

Endnotes:
(1) Revenue is defined as net interest income plus noninterest income adjusted by investment securities gains and losses, derivative termination fees and impairment of investment securities.
(2) Commercial criticized and classified loans (special mention, substandard, and nonaccrual loans) in commercial and industrial, commercial real estate, residential construction and land, and commercial construction and land, excludes consumer loans.
(3) Credit costs are defined as provision for loan losses plus nonperforming asset expense.
(4) Schedules reconciling earnings in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) to the non-GAAP measurement of pre-tax, pre-provision operating earnings and revenue are provided in the attached tables.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release includes forward-looking statements that reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including “may,” “might”, “contemplate”, “plan”, “prudent”, “potential”, “should”, “will,” “expect,” “anticipate,” “believe,” “intend,” “could” and “estimate” and similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities in 2012 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements.

These risks, uncertainties and other factors include, without limitation:

•	Our business may be adversely affected by the highly regulated environment in which we operate.

•	Competition from financial institutions and other financial services providers may adversely affect our growth and profitability.

•	Our business is subject to the conditions of the local economy in which we operate and continued weakness in the local economy and the real estate markets may adversely affect us.

•	Our business is subject to domestic and to a lesser extent, international economic conditions and other factors, many of which are beyond our control and could adversely affect our business.

•	The preparation of our consolidated financial statements requires us to make estimates and judgments, which are subject to an inherent degree of uncertainty and which may differ from actual results.

•	Our allowance for loan losses may prove to be insufficient to absorb losses in our loan portfolio.

•	Our residential mortgage loan repurchase reserve for losses could be insufficient.

•	We are subject to interest rate risk, including interest rate fluctuations that could reduce our profitability.

•
Certain hedging strategies that we use to manage investment in mortgage servicing rights may be ineffective to offset any adverse changes in the fair value of these assets due to changes in interest rates and market liquidity.

•	Our residential mortgage lending profitability could be significantly reduced if we are not able to originate and resell a high volume of mortgage loans.

•	We have counterparty risk and therefore we may be adversely affected by the soundness of other financial institutions.

•
We are subject to certain operational risks, including, but not limited to, data processing system failures and errors and customer or employee fraud. Our controls and procedures may fail or be circumvented.

•	We are dependent upon outside third parties for processing and handling of our records and data.

•
System failure or breaches of our network security, including with respect to our internet banking activities, could subject us to increased operating costs as well as litigation and other liabilities.

•	We are subject to lending concentration risks.

•	We may not be able to access sufficient and cost-effective sources of liquidity.

•	We are subject to liquidity risk, including unanticipated deposit volatility.

•	The recent repeal of federal prohibitions on payment of interest on business demand deposits could increase our interest expense.

•	Changes in our credit ratings could increase our financing costs or make it more difficult for us to obtain funding or capital on commercially acceptable terms.

•	We are a bank holding company and our sources of funds are limited.

•	Our business strategy is dependent on our continued ability to attract, develop and retain highly qualified and experienced personnel in senior management and customer relationship positions.

•	Our reputation could be damaged by negative publicity.

•	New lines of business or new products and services may subject us to certain additional risks.

•	We may experience difficulties in managing our future growth.

•	We, and our subsidiaries, are subject to changes in federal and state tax laws and changes in interpretation of existing laws.

•
Regulatory requirements (including rules recently jointly proposed by the federal bank regulatory agencies to implement Basel III,) growth plans or operating results may require us to raise additional capital, which may not be available on favorable terms or at all.

•
We have not paid a dividend on our common stock since the second quarter of 2008. In addition, regulatory restrictions and liquidity constraints at the holding company level could impair our ability to make distributions on our outstanding securities.

For further information about these and other risks, uncertainties and factors, please review the disclosure included in the section captioned "Risk Factors” in our December 31, 2011 Annual Report on Form 10-K filed with the SEC on March 9, 2012 as updated by our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we have made with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements or risk factors, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release.

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	(Unaudited) Sept. 30, 2012	(Unaudited) June 30, 2012	Dec. 31, 2011
ASSETS
Cash and cash equivalents	$159,007	$105,386	$121,164
Investment securities	1,212,139	1,240,405	1,279,676
Loans held for sale	422,621	255,693	185,984
Loans, net of allowance for loan losses of $79,667 at September 30, 2012, $86,992 at June 30, 2012 and $103,744 at December 31, 2011	3,006,026	2,894,835	2,824,555
Premises, leasehold improvements and equipment, net	15,516	15,472	14,882
Investment in Federal Home Loan Bank and Federal Reserve Bank stock	52,813	55,186	56,781
Mortgage servicing rights	53,218	34,843	8,742
Other real estate and repossessed assets, net	28,859	32,627	35,622
Other assets	186,776	162,654	158,404
Total assets	$5,136,975	$4,797,101	$4,685,810

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$1,274,610	$971,818	$802,480
Interest-bearing	2,284,072	2,212,792	2,320,731
Total deposits	3,558,682	3,184,610	3,123,211
Accrued interest, taxes and other liabilities	120,404	78,247	61,183
Short-term borrowings	870,434	901,138	768,133
Long-term borrowings	20,000	20,000	147,500
Junior subordinated debentures	86,607	86,607	86,607
Subordinated notes, net	33,274	90,091	89,648
Total liabilities	4,689,401	4,360,693	4,276,282

Stockholders' equity:
Preferred stock, Series B	103,359	102,913	102,042
Preferred stock, Series D	—	—	4
Preferred stock, Series G	—	—	9
Nonvoting preferred stock	13	13	—
Common stock	301	299	297
Surplus	414,899	424,700	423,674
Accumulated deficit	(83,230)	(98,222)	(118,426)
Accumulated other comprehensive income, net	41,817	36,290	31,513
Treasury stock	(29,585)	(29,585)	(29,585)
Total stockholders' equity	447,574	436,408	409,528
Total liabilities and stockholders' equity	$5,136,975	$4,797,101	$4,685,810

CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(dollars in thousands, except per share data)

	For the Three Months Ended			For the Nine Months Ended
	Sept. 30, 2012	June 30, 2012	Sept. 30, 2011	Sept. 30, 2012	Sept. 30, 2011
Interest income:
Interest and fees on loans	$36,561	$35,422	$35,204	$107,266	$104,912
Interest and dividends on investment securities:
Taxable	8,897	9,889	11,391	29,104	34,596
Tax-exempt	733	691	700	2,087	2,197
Interest on cash equivalents	1	3	4	7	10
Total interest income	46,192	46,005	47,299	138,464	141,715

Interest expense:
Deposits	4,399	4,938	6,505	14,748	23,157
Short-term borrowings	564	629	784	1,756	2,296
Long-term borrowings	32	69	1,342	601	5,288
Junior subordinated debentures	1,466	1,464	1,445	4,402	4,334
Subordinated notes	2,535	2,527	2,505	7,581	7,492
Total interest expense	8,996	9,627	12,581	29,088	42,567

Net interest income	37,196	36,378	34,718	109,376	99,148
Provision for loan losses	900	100	16,240	8,350	38,303
Net interest income after provision for loan losses	36,296	36,278	18,478	101,026	60,845

Noninterest income:
Service charges	3,423	3,355	2,897	10,069	8,483
Mortgage banking revenue	40,676	23,014	7,571	81,220	11,331
Gain on sales of investment securities	—	3,020	4,938	3,976	4,938
Other derivative income	1,790	815	2,735	3,166	3,682
Other noninterest income	1,361	1,685	1,291	4,654	4,270
Total noninterest income	47,250	31,889	19,432	103,085	32,704

Noninterest expense:
Salaries and employee benefits	37,024	28,278	15,462	88,939	45,334
Occupancy of premises, furniture and equipment	3,246	2,922	2,707	8,958	8,200
Nonperforming asset expense	613	828	(1,648)	2,135	3,642
Early extinguishment of debt	3,670	2,987	3,444	7,658	3,444
FDIC assessment	1,766	1,497	1,626	4,965	5,073
Legal fees, net	1,020	757	1,081	2,633	2,901
Other noninterest expense	8,560	6,717	5,480	21,165	15,953
Total noninterest expense	55,899	43,986	28,152	136,453	84,547

Income before income taxes	27,647	24,181	9,758	67,658	9,002
Income tax expense (benefit)	10,898	9,956	(42)	27,215	207
Net income	16,749	14,225	9,800	40,443	8,795
Preferred dividends and discounts	(1,757)	(1,748)	(2,477)	(5,247)	(7,411)
Net income applicable to common stockholders	$14,992	$12,477	$7,323	$35,196	$1,384

Basic income per common share	$0.50	$0.42	$0.35	$1.18	$0.07
Diluted income per common share	0.49	0.41	0.35	1.15	0.07
Weighted-average common shares outstanding	28,430,871	28,158,304	19,920,269	28,220,962	19,066,380
Weighted-average diluted common shares outstanding	28,931,235	29,093,447	20,018,919	28,989,066	19,349,603

SUMMARY OF KEY QUARTERLY FINANCIAL DATA
(dollars in thousands)
Unaudited

	2012			2011
	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Condensed Income Data:
Net interest income	$37,196	$36,378	$35,802	$35,266	$34,718
Provision for loan losses	900	100	7,350	10,955	16,240
Total noninterest income	47,250	31,889	23,946	16,538	19,432
Total noninterest expense	55,899	43,986	36,568	31,846	28,152
Income before income taxes	27,647	24,181	15,830	9,003	9,758
Income tax expense (benefit)	10,898	9,956	6,361	(73,317)	(42)
Net income	16,749	14,225	9,469	82,320	9,800
Preferred dividends and discounts	(1,757)	(1,748)	(1,742)	(1,734)	(2,477)
Net income applicable to common stockholders	$14,992	$12,477	$7,727	$80,586	$7,323

Non-GAAP Measures of Performance (1)
Revenue	$84,446	$65,247	$58,917	$51,988	$50,108
Pre-tax, pre-provision operating earnings	32,830	25,076	24,044	21,764	23,752

Per Share Data:
Basic earnings per common share	$0.50	$0.42	$0.26	$3.20	$0.35
Diluted earnings per common share	0.49	0.41	0.26	3.20	0.35
Tangible book value per common share	11.97	11.66	11.06	10.84	7.37
Weighted average common shares-basic	28,430,871	28,158,304	28,071,406	20,684,652	19,920,269
Weighted average common shares-diluted	28,931,235	29,093,447	28,622,798	20,709,071	20,018,919
Common shares outstanding-end of period	28,756,717	28,602,394	28,428,015	28,360,076	20,312,842

Performance Ratios (annualized):
Return on average assets	1.33%	1.17%	0.81%	7.26%	0.89%
Return on average equity	15.19%	13.64%	9.32%	112.63%	15.30%
Efficiency ratio (2)	66.19%	67.41%	62.07%	61.26%	56.18%

Average Balance Sheet Data (3):
Total assets	$5,026,706	$4,867,810	$4,660,021	$4,533,916	$4,411,811
Investments	1,230,953	1,292,129	1,281,445	1,299,059	1,361,630
Cash equivalents	304	709	960	1,651	2,049
Loans	3,440,849	3,277,111	3,129,222	3,066,629	2,936,781
Total interest-earning assets	4,672,106	4,569,949	4,411,627	4,367,339	4,300,460
Interest-bearing deposits	2,193,790	2,260,395	2,286,294	2,365,451	2,276,657
Borrowings	1,224,884	1,214,391	1,151,240	1,080,583	1,177,136
Total interest-bearing liabilities	3,418,674	3,474,786	3,437,534	3,446,034	3,453,793
Noninterest-bearing deposits	1,081,568	892,945	753,995	738,371	646,946
Total stockholders' equity	441,133	417,261	406,559	292,356	256,264

Tax Equivalent Net Interest Margin:
Net interest income as stated	$37,196	$36,378	$35,802	$35,266	$34,718
Add: Tax equivalent adjust. - investment (4)	395	372	357	365	377
Tax equivalent adjust - loans (4)	30	32	32	32	33
Tax equivalent net interest income	$37,621	$36,782	$36,191	$35,663	$35,128
Net interest margin without tax adjust.	3.17%	3.20%	3.26%	3.21%	3.21%
Net interest margin - tax equivalent (4)	3.21%	3.23%	3.29%	3.25%	3.25%
Yield on earning assets without tax adjust.	3.94%	4.04%	4.21%	4.22%	4.37%
Yield on earning assets - tax equivalent (4)	3.98%	4.08%	4.25%	4.26%	4.41%
Yield on interest-bearing liabilities	1.05%	1.11%	1.22%	1.28%	1.45%
Net interest spread without tax adjust.	2.89%	2.93%	2.99%	2.94%	2.93%
Net interest spread - tax equivalent (4)	2.93%	2.97%	3.02%	2.98%	2.97%
Footnotes:

(1)	Refer to Reconciliation of U.S. GAAP Financial Measures for a reconciliation to GAAP.

(2)	Efficiency ratio is determined by dividing noninterest expense by an amount equal to net interest income plus noninterest income, adjusted for gains or losses from investment securities.

(3)	Average balances are daily averages.

(4)	Adjustment reflects tax-exempt interest income on an equivalent before-tax basis assuming a tax rate of 35.0%

SUMARY OF KEY YEAR-TO-DATE FINANCIAL DATA
(dollars in thousands)
Unaudited

	Year to Date
	September 30,
	2012	2011
Condensed Income Data:
Net interest income	$109,376	$99,148
Provision for loan losses	8,350	38,303
Total noninterest income	103,085	32,704
Total noninterest expense	136,453	84,547
Income before income taxes	67,658	9,002
Income tax expense	27,215	207
Net income	40,443	8,795
Preferred dividends and discounts	(5,247)	(7,411)
Net income applicable to common stockholders	$35,196	$1,384

Non-GAAP Measures of Performance (1)
Revenue	$208,610	$128,191
Pre-tax, pre-provision operating earnings	81,950	50,730

Per Share Data:
Basic income per common share	$1.18	$0.07
Diluted income per common share	1.15	0.07
Tangible book value per common share	11.97	7.37
Weighted average common shares-basic	28,220,962	19,066,380
Weighted average common shares-diluted	28,989,066	19,349,603
Shares outstanding-end of period	28,756,717	20,312,842

Performance Ratios (annualized):
Return on average assets	1.11%	0.27%
Return on average equity	12.78%	5.03%
Efficiency ratio (2)	65.41%	65.95%

Average Balance Sheet Data (3):
Total assets	$4,852,152	$4,377,602
Investments	1,268,040	1,364,138
Cash equivalents	657	1,542
Loans	3,282,972	2,913,306
Total interest-earning assets	4,551,669	4,278,986
Interest-bearing deposits	2,246,633	2,376,405
Borrowings	1,196,942	1,093,137
Total interest-bearing liabilities	3,443,575	3,469,542
Noninterest-bearing deposits	910,131	621,127
Total stockholders' equity	421,722	233,156

Tax Equivalent Net Interest Margin:
Net interest income as stated	$109,376	$99,148
Add: Tax equivalent adjust. - investment (4)	1,124	1,182
Tax equivalent adjust - loans (4)	94	104
Tax equivalent net interest income	$110,594	$100,434
Net interest margin without tax adjust.	3.21%	3.10%
Net interest margin - tax equivalent (4)	3.24%	3.14%
Yield on earning assets without tax adjust.	4.06%	4.42%
Yield on earning assets - tax equivalent (4)	4.10%	4.46%
Yield on interest-bearing liabilities	1.13%	1.64%
Net interest spread - without tax adjust.	2.93%	2.78%
Net interest spread - tax equivalent (4)	2.97%	2.82%
Footnotes:

(1)	Refer to Reconciliation of U.S. GAAP Financial Measures for a reconciliation to GAAP.

(2)	Efficiency ratio is determined by dividing noninterest expense by an amount equal to net interest income plus noninterest income, adjusted for gains or losses from investment securities.

(3)	Average balances are daily averages.

(4)	Adjustment reflects tax-exempt interest income on an equivalent before-tax basis assuming a tax rate of 35.0%

SUMMARY OF KEY PERIOD-END FINANCIAL DATA
(dollars in thousands)
Unaudited

	Sept. 30, 2012	June 30, 2012	March 31, 2012	Dec. 31, 2011	Sept. 30, 2011
Condensed Balance Sheet Data:
Investment securities	$1,212,139	$1,240,405	$1,299,572	$1,279,676	$1,309,579
Loans	3,508,314	3,237,520	3,113,837	3,114,283	3,022,128
Allowance for loan losses	79,667	86,992	93,509	103,744	105,805
Total assets	5,136,975	4,797,101	4,695,069	4,685,810	4,503,234
Total deposits	3,558,682	3,184,610	2,989,639	3,123,211	2,926,281
Total borrowings	1,010,315	1,097,836	1,186,115	1,091,888	1,229,298
Total stockholders' equity	447,574	436,408	416,766	409,528	288,930

Asset Quality Ratios:
Nonperforming loans	$62,096	$74,104	$93,498	$103,061	$121,534
Nonperforming assets	90,955	106,731	130,439	138,683	150,771
Allowance for loan losses to total loans (excluding loans held for sale)	2.58%	2.92%	3.22%	3.54%	3.68%
Allowance for loan losses to nonperforming loans	128.30%	117.39%	100.01%	100.66%	87.06%
Nonperforming assets to total loans plus repossessed property	2.57%	3.26%	4.14%	4.40%	4.94%

Capital Resources (Taylor Capital Group, Inc.):
Total Capital (to Risk Weighted Assets)	14.41%	16.03%	15.46%	14.72%	13.63%
Tier I Capital (to Risk Weighted Assets)	12.29%	12.59%	11.95%	11.22%	10.08%
Leverage (to average assets)	9.43%	9.41%	9.08%	8.84%	7.83%
Total Capital	$553,977	$579,618	$541,423	$517,706	$467,400
Tier I Capital	472,221	455,144	418,460	394,630	345,567

COMPOSITION OF LOAN PORTFOLIO (unaudited)
(dollars in thousands)

The following table presents the composition of the Company's loan portfolio as of the dates indicated:

	September 30, 2012		June 30, 2012		December 31, 2011
Loans:	Balance	Percent of Gross Loans	Balance	Percent of Gross Loans	Balance	Percent of Gross Loans
Commercial and industrial	$1,537,316	49.8%	$1,482,427	49.7%	$1,426,221	48.8%
Commercial real estate secured	979,004	31.7	975,680	32.7	1,037,976	35.4
Residential construction & land	47,184	1.5	54,447	1.9	64,824	2.2
Commercial construction & land	95,618	3.1	90,090	3.0	99,021	3.4
Lease receivables	11,979	0.4	—	—	—	—
Total commercial loans	2,671,101	86.5	2,602,644	87.3	2,628,042	89.8
Consumer-oriented loans	415,334	13.5	379,183	12.7	300,257	10.2
Gross loans	3,086,435	100.0%	2,981,827	100.0%	2,928,299	100.0%
Less: Unearned discount	(742)		—		—
Total loans	3,085,693		2,981,827		2,928,299
Less: Loan loss allowance	(79,667)		(86,992)		(103,744)
Net loans	$3,006,026		$2,894,835		$2,824,555

Loans Held for Sale	$422,621		$255,693		$185,984

The following table provides details of the Company's commercial real estate portfolio:

	September 30, 2012		June 30, 2012		December 31, 2011
Commercial real estate secured:	Balance	Percent of Total	Balance	Percent of Total	Balance	Percent of Total
Commercial non-owner occupied:
Retail strip centers or malls	$116,461	11.9%	$124,150	12.7%	$143,052	13.8%
Office/mixed use property	115,193	11.8	117,048	12.0	113,429	10.9
Commercial properties	101,428	10.4	121,155	12.4	129,921	12.5
Specialized – other	77,996	7.9	70,096	7.2	80,971	7.8
Other commercial properties	25,771	2.6	18,937	2.0	40,270	3.9
Subtotal commercial non-owner occupied	436,849	44.6	451,386	46.3	507,643	48.9
Commercial owner-occupied	437,796	44.7	429,643	44.0	446,259	43.0
Multi-family properties	104,359	10.7	94,651	9.7	84,074	8.1
Total commercial real estate secured	$979,004	100.0%	$975,680	100.0%	$1,037,976	100.0%

CREDIT QUALITY (unaudited)
(dollars in thousands)

	At or for the Three Months Ended
	Sept. 30, 2012	June 30, 2012	Dec. 31, 2011
Nonperforming Assets:
Loans contractually past due 90 days or more but still accruing interest	$—	$—	$—
Nonaccrual loans:
Commercial and industrial	19,712	20,193	42,909
Commercial real estate secured	23,684	30,264	35,159
Residential construction and land	4,595	7,003	7,810
Commercial construction and land	4,194	6,679	5,279
Consumer	9,911	9,965	11,904
Total nonaccrual loans	62,096	74,104	103,061
Total nonperforming loans	62,096	74,104	103,061
Other real estate owned and repossessed assets	28,859	32,627	35,622
Total nonperforming assets	$90,955	$106,731	$138,683

Other Credit Quality Information:
Commercial criticized and classified loans (1)
Special mention	$41,621	$46,839	$42,697
Substandard	20,861	28,876	48,716
Nonaccrual	52,185	64,138	91,157
Total commercial criticized and classified loans	$114,667	$139,853	$182,570
Loans contractually past due 30 through 89 days and still accruing	$5,808	$5,841	$7,409
Performing restructured loans	17,394	13,937	14,176
Recorded balance of impaired loans	71,671	79,490	108,535
Allowance for loan losses related to impaired loans	11,748	17,462	32,044

Allowance for Loan Losses Summary:
Allowance at beginning of period	$86,992	$93,509	$105,805
Charge-offs, net of recoveries:
Commercial and commercial real estate	(5,288)	(2,584)	(10,898)
Real estate – construction and land	(2,353)	(3,184)	(1,498)
Consumer	(584)	(849)	(620)
Total net charge-offs	(8,225)	(6,617)	(13,016)
Provision for loan losses	900	100	10,955
Allowance at end of period	$79,667	$86,992	$103,744

Key Credit Ratios:
Nonperforming loans to total loans	1.77%	2.29%	3.31%
Nonperforming assets to total loans plus repossessed property	2.57%	3.26%	4.40%
Nonperforming assets to total assets	1.77%	2.22%	2.96%
Annualized net charge-offs to average total loans	1.32%	1.51%	2.37%
Allowance to total loans at end of period (excluding loans held for sale)	2.58%	2.92%	3.54%
Allowance to nonperforming loans	128.30%	117.39%	100.66%
30 – 89 days past due to total loans	0.17%	0.18%	0.24%

(1)	Commercial criticized and classified loans excludes consumer loans.

LOAN PORTFOLIO AGING (unaudited)
(dollars in thousands)

	As of September 30, 2012
	30-89 Days Past Due	>90 Days Past Due and Still Accruing	Nonaccrual	Current	Total Loans	% of Total Loans	Allowance for Loan Loss Allocation
Commercial and industrial	$—	$—	$19,712	$1,517,604	$1,537,316	50%	$36,358

Commercial real estate secured:
Commercial non-owner occupied:
Retail strip centers or malls	—	—	5,582	110,879	116,461	4%	3,103
Office/mixed use property	—	—	2,526	112,667	115,193	4%	2,188
Commercial properties	—	—	397	101,031	101,428	3%	2,183
Specialized – other	—	—	4,175	73,821	77,996	2%	1,310
Other commercial properties	—	—	207	25,564	25,771	1%	487
Subtotal commercial non-owner occupied	—	—	12,887	423,962	436,849	14%	9,271
Commercial owner-occupied	—	—	3,628	434,168	437,796	14%	8,448
Multi-family properties	—	—	7,169	97,190	104,359	4%	2,926
Total commercial real estate secured	—	—	23,684	955,320	979,004	32%	20,645

Residential construction & land:
Residential construction	—	—	4,595	26,856	31,451	1%	3,666
Land	—	—	—	15,733	15,733	1%	2,148
Total residential construction and land	—	—	4,595	42,589	47,184	2%	5,814

Commercial construction and land	—	—	4,194	91,424	95,618	3%	5,738

Lease receivables	—	—	—	11,237	11,237	—%	67
Total commercial loans	—	—	52,185	2,618,174	2,670,359	87%	68,622

Consumer loans	5,808	—	9,911	399,615	415,334	13%	11,045
Total loans	$5,808	$—	$62,096	$3,017,789	$3,085,693	100%	$79,667

FUNDING LIABILITIES (unaudited)
(dollars in thousands)

The following table presents the distribution of the Company’s average deposit account balances for the periods indicated:

	For the Quarter Ended
	September 30, 2012		June 30, 2012		September 30, 2011
	Average Balance	Percent of Deposits	Average Balance	Percent of Deposits	Average Balance	Percent of Deposits
Noninterest-bearing deposits	$1,081,568	33.0%	$892,945	28.3%	$646,946	22.1%

Interest-bearing deposits:
NOW accounts	376,980	11.5	371,188	11.8	252,123	8.6
Savings deposits	39,690	1.2	39,603	1.2	38,818	1.3
Money market accounts	700,357	21.4	702,775	22.3	609,256	20.9
Brokered money market deposits	32,365	1.0	18,386	0.6	—	—
Certificates of deposit	560,962	17.1	596,784	18.9	734,302	25.1
Brokered certificates of deposit	255,219	7.8	325,952	10.3	441,273	15.1
CDARS time deposits	206,674	6.3	174,613	5.6	142,552	4.9
Public time deposits	21,543	0.7	31,094	1.0	58,333	2.0
Total interest-bearing deposits	2,193,790	67.0	2,260,395	71.7	2,276,657	77.9
Total deposits	$3,275,358	100.0%	$3,153,340	100.0%	$2,923,603	100.0%

The following table sets forth the period end balances of total deposits as of each of the dates indicated below.

	Sept. 30, 2012	June 30, 2012	Dec. 31, 2011
Noninterest-bearing deposits	$1,274,610	$971,818	$802,480

Interest-bearing deposits:
NOW accounts	417,774	339,156	324,877
Savings accounts	39,426	39,770	38,370
Money market accounts	710,562	710,754	657,500
Brokered money market deposits	17,229	48,016	—
Certificates of deposit	600,682	570,557	694,712
Brokered certificates of deposit	230,802	301,748	407,068
CDARS time deposits	241,001	181,371	144,118
Public time deposits	26,596	21,420	54,086
Total interest-bearing deposits	2,284,072	2,212,792	2,320,731
Total deposits	$3,558,682	$3,184,610	$3,123,211

RECONCILIATION OF U.S. GAAP FINANCIAL MEASURES (unaudited)
(dollars in thousands)

The following, as of the dates indicated, reconciles the income before income taxes to pre-tax, pre-provision operating earnings.

	For the Three Months Ended
	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011
Income before income taxes	$27,647	$24,181	$15,830	$9,003	$9,758
Add back (subtract):
Credit costs:
Provision for loan losses	900	100	7,350	10,955	16,240
Nonperforming asset expense	613	828	694	1,622	(1,648)
Credit costs subtotal	1,513	928	8,044	12,577	14,592
Other:
Gain on sales of investment securities	—	(3,020)	(956)	(6)	(4,938)
Derivative termination fees	—	—	—	—	896
Early extinguishment of debt	3,670	2,987	1,001	—	3,444
Impairment of investment securities	—	—	125	190	—
Other subtotal	25,076	(33)	170	184	(598)
Pre-tax, pre-provision operating earnings	$32,830	$25,076	$24,044	$21,764	$23,752

The following, as of the dates indicated, details the components of revenue.

	For the Three Months Ended
	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011
Net interest income	$37,196	$36,378	$35,802	$35,266	$34,718
Noninterest income	47,250	31,889	23,946	16,538	19,432
Add back (subtract):
Gain on sales of investment securities	—	(3,020)	(956)	(6)	(4,938)
Derivative termination fees	—	—	—	—	896
Impairment of investment securities	—	—	125	190	—
Revenue	$84,446	$65,247	$58,917	$51,988	$50,108

The Company's accounting and reporting policies conform to U.S. generally accepted accounting principles ("GAAP") and general practice within the banking industry. Management uses certain non-GAAP financial measures to evaluate the Company’s financial performance and has provided the non-GAAP measures of pre-tax, pre-provision operating earnings and of revenue. In the pre-tax, pre-provision operating earnings non-GAAP financial measure, the provision for loan losses, nonperforming asset expense and certain non-recurring items, such as gains and losses on investment securities, derivative termination fees, early extinguishment of debt and impairment of investment securities are excluded from the determination of operating results. The non-GAAP measure of revenue is calculated as the sum of net interest income and noninterest income adjusted by investment securities gains and losses, derivative termination fees and impairment of investment securities. Management believes that these measures are useful because they provide a more comparable basis for evaluating financial performance from period to period.